UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2026

HENNESSY CAPITAL INVESTMENT CORP. VIII

(Exact Name of Registrant as Specified in its Charter)

001-43100

(Commission File Number)

Cayman Islands	6770	98-1872964
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

195 US Hwy 50, Suite 207 Zephyr Cove, Nevada	89448
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (775) 339-1671

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	HCICU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	HCIC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of an initial business combination	HCICR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2026, Hennessy Capital Investment Corp. VIII, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 24.15 million units (the “Units”), which included 3.15 million Units sold pursuant to the full exercise of the Underwriters’ (as defined below) over-allotment option. Each Unit consists of one Class A ordinary share (“Class A ordinary share”) and one right to receive one-twelfth (1/12) of one Class A ordinary share upon the consummation of the Company’s initial business combination (“Share Right”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $241.5 million.

On February 4, 2026, the Company’s Registration Statement on Form S-1 (File No. 333-291924) related to the IPO was declared effective by the staff of the U.S. Securities and Exchange Commission, and the Company subsequently filed a Registration Statement on Form S-1 (File No. 333-293211) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which became effective immediately upon filing (collectively, the “Registration Statement”). In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated February 4, 2026, among the Company, Barclays Capital Inc. (“Barclays”) and Cohen & Company Capital Markets, a Division of Cohen & Company Securities, LLC (“Cohen”), as representatives of the several underwriters named in Schedule A thereto (collectively with Barclays and Cohen, the “Underwriters”) , a copy of which is attached as Exhibit 1.1 hereto and incorporated by reference herein;

●	A Share Rights Agreement, dated February 4, 2026, between the Company and Odyssey Transfer and Trust Company, a Minnesota corporation (“Odyssey”), as Share Rights agent, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein;

●	A Letter Agreement, dated February 4, 2026 (the “Letter Agreement”), by and among the Company, its officers, its directors and the Company’s sponsor, HC VIII Sponsor LLC (the “Sponsor”), a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein;

●	An Investment Management Trust Agreement, dated February 4, 2026, by and between the Company and Odyssey, as trustee, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein;

●	A Registration Rights Agreement, dated February 4, 2026 (the “Registration Rights Agreement”), by and among the Company, the Sponsor and certain other securityholders of the Company, a copy of which is attached as Exhibit 10.3 hereto and incorporated by reference herein;

●	An Administrative Support Agreement, dated February 4, 2026, by and between the Company and Hennessy Capital Group LLC, a copy of which is attached as Exhibit 10.4 hereto and incorporated by reference herein;

●	A Private Placement Units Purchase Agreement, dated February 4, 2026 (the “Sponsor Private Placement Units Purchase Agreement”), by and between the Company and the Sponsor, a copy of which is attached as Exhibit 10.5 hereto and incorporated by reference herein; and

●	Indemnity Agreements, by and between the Company and each of the officers and directors of the Company, the form of which is attached as Exhibit 10.6 hereto and incorporated by reference herein.

The foregoing description is qualified in its entirely by reference to full text of the applicable agreement or form thereof, each of which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO on February 6, 2026, the Company completed the private placement and sale to the Sponsor of an aggregate of 671,000 private placement units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $6.71 million. No underwriting discounts or commissions were paid with respect to such sale. The issuance of the Private Placement Units was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Private Placement Units are identical to the Units sold in the IPO, except that (i) the Private Placement Units (and the Class A ordinary shares and Share Rights underlying the Private Placement Units and the Class A ordinary shares issuable upon conversion of the Share Rights) may not be transferred, assigned or sold, subject to certain limited exceptions set forth in the Letter Agreement and as described in the Registration Statement, until 30 days after the completion of the Company’s initial business combination, and (ii) the holders of the Private Placement Units are entitled to certain registration rights in respect thereof (and with respect to the Class A ordinary shares and Share Rights underlying such Private Placement Units and the Class A ordinary shares issuable upon conversion of the Share Rights).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 4, 2026, in connection with the IPO, Brian Bonner, Kyle Crowley, Javier Saade, Sandra Stash and Elizabeth Williams were appointed to the board of directors of the Company (the “Board”). Effective February 4, 2026, each of Brian Bonner, Javier Saade and Elizabeth Williams was also appointed to the Board’s Audit Committee, with Elizabeth Williams serving as chair of the Audit Committee, and each of Brian Bonner, Kyle Crowley and Sandra Stash was also appointed to the Board’s Compensation Committee, with Brian Bonner serving as chair of the Compensation Committee.

On February 4, 2026, each director and executive officer of the Company entered into the Letter Agreement, the Registration Rights Agreement and an Indemnity Agreement with the Company. The Indemnity Agreements require the Company to indemnify each director and executive officer of the Company to the fullest extent permitted by applicable law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The foregoing descriptions of the Letter Agreement, the Registration Rights Agreement and form of Indemnity Agreement do not purport to be complete and are qualified in their entirety by reference to the Letter Agreement, the Registration Rights Agreement and form of Indemnity Agreement, copies of which are attached as Exhibits 10.1, 10.3 and 10.6, respectively, and are incorporated by reference herein.

In January 2026, the Sponsor transferred 25,000 Class B ordinary shares of the Company to each of Messrs. Bonner, Crowley and Saade and Ms. Stash and 30,000 Class B ordinary shares of the Company to Ms. Williams at the same price originally paid by the Sponsor for such shares. The Company will reimburse its directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, none of the directors is a party to any arrangement or understanding with any person pursuant to which he or she was appointed as a director of the Company, nor is any director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2026, in connection with the IPO, the Company filed its Amended and Restated Memorandum and Articles of Association with the Registrar of Companies in the Cayman Islands, which became effective the same day. The terms of the Amended and Restated Memorandum and Articles of Association are set forth in the Registration Statement and are incorporated by reference herein. A copy of the Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and incorporated by reference herein.

Item 8.01. Other Events.

A total of $241.5 million of the net proceeds from the IPO and the sale of the Private Placement Units (which amount includes the Underwriters’ deferred underwriting discounts and commissions of up to $4.83 million) was deposited into a segregated trust account located in the United States, with Odyssey acting as trustee (the “Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (other than excise taxes, if any) and to fund its working capital requirements, subject to an annual limit of 5.0% of the interest earned, the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Class A ordinary shares sold as part of the Units in the IPO (the “public shares”) properly submitted in connection with a shareholder vote to amend the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to provide for the redemption of the Company’s public shares in connection with the Company’s initial business combination or to redeem 100% of the public shares if the Company has not consummated an initial business combination within 24 months from the closing of the IPO (the “Completion Window”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the public shares if the Company is unable to complete an initial business combination within the Completion Window, subject to applicable law.

On February 4, 2026, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 6, 2026, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 4, 2026, among the Company, Barclays and Cohen as representatives of the Underwriters.

3.1	Amended and Restated Memorandum and Articles of Association of the Company.

4.1	Share Rights Agreement, dated February 4, 2026, between the Company and Odyssey.

10.1	Letter Agreement, dated February 4, 2026, by and among the Company, its officers, its directors and the Sponsor.

10.2	Investment Management Trust Agreement, dated February 4, 2026, by and between the Company and Odyssey, as trustee.

10.3	Registration Rights Agreement, dated February 4, 2026, by and among the Company, the Sponsor and certain other securityholders of the Company.

10.4	Administrative Support Agreement, dated February 4, 2026, by and between the Company and Hennessy Capital Group LLC.

10.5	Private Placement Units Purchase Agreement, dated February 4, 2026, by and between the Company and the Sponsor.

10.6	Form of Indemnity Agreement, by and between the Company and each of the officers and directors of the Company.

99.1	Press Release, dated February 4, 2026.

99.2	Press Release, dated February 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2026

Hennessy Capital Investment Corp. VIII

By:	/s/ Nicholas Geeza
Name:	Nicholas Geeza
Title:	Chief Financial Officer